                                                                  Exhibit 10.38








                             FLEMING COMPANIES, INC.

                            1999 STOCK INCENTIVE PLAN


                             FLEMING COMPANIES, INC.
                            1999 STOCK INCENTIVE PLAN


                                TABLE OF CONTENTS
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                                                                                                          PAGE
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
ARTICLE I     PURPOSE......................................................................................1
    Section 1.1     PURPOSE................................................................................1
    Section 1.2     ESTABLISHMENT..........................................................................1
    Section 1.3     SHARES SUBJECT TO THE PLAN.............................................................1

ARTICLE II    DEFINITIONS..................................................................................1

ARTICLE III   ADMINISTRATION...............................................................................5
    Section 3.1  ADMINISTRATION OF THE PLAN; THE COMMITTEE.................................................5
    Section 3.2  COMMITTEE TO MAKE RULES AND INTERPRET PLAN................................................6

ARTICLE IV    GRANT OF AWARDS; DIRECTORS' RESTRICTED STOCK AWARDS;
              SHARES SUBJECT TO THE PLAN...................................................................6
    Section 4.1  COMMITTEE TO GRANT AWARDS TO ELIGIBLE ASSOCIATES..........................................6
    Section 4.2  DIRECTORS' RESTRICTED STOCK AWARDS........................................................7

ARTICLE V     ELIGIBILITY..................................................................................7

ARTICLE VI    STOCK OPTIONS................................................................................8
    Section 6.1  GRANT OF OPTIONS..........................................................................8
    Section 6.2  CONDITIONS OF OPTIONS.....................................................................8

ARTICLE VII   RESTRICTED STOCK AWARDS......................................................................9
    Section 7.1  GRANT OF RESTRICTED STOCK AWARDS..........................................................9
    Section 7.2  CONDITIONS OF RESTRICTED STOCK AWARDS.....................................................9

ARTICLE VIII  ISSUANCE OF DIRECTORS' RESTRICTED STOCK.....................................................10
    Section 8.1  ISSUANCE AND NUMBER OF SHARES OF RESTRICTED STOCK........................................10
    Section 8.2  RESTRICTED STOCK HELD IN ESCROW; VESTING; FORFEITURE.....................................10
            (a)  CERTIFICATES.............................................................................10
            (b)  DIVIDENDS AND VOTING.....................................................................10
            (c)  VESTING..................................................................................10
            (d)  THE ACCOUNTANT...........................................................................11
            (e)  OTHER RESTRICTIONS.......................................................................11
            (f)  FORFEITURE...............................................................................11
            (g)  SECURITIES LAWS..........................................................................11
    Section 8.3  ESCROW AGENT.............................................................................11
    Section 8.4  RESTRICTIONS ON ALIENATION OF BENEFITS.  ................................................11

ARTICLE IX    SETTLEMENT OF DIRECTORS' RESTRICTED STOCK ACCOUNTS..........................................11
    Section 9.1  SETTLEMENT OF RESTRICTED STOCK ACCOUNTS..................................................11
    Section 9.2  DISTRIBUTION OF DIRECTORS' RESTRICTED STOCK..............................................11
    Section 9.3  BENEFICIARIES............................................................................12

ARTICLE X     STOCK ADJUSTMENTS...........................................................................12

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
ARTICLE XI    GENERAL.....................................................................................13
    Section 11.1   AMENDMENT OR TERMINATION OF PLAN.......................................................13
    Section 11.2   TERMINATION OF EMPLOYMENT; TERMINATION OF SERVICE......................................13
    Section 11.3   LIMITED TRANSFERABILITY - OPTIONS......................................................13
    Section 11.4   WITHHOLDING TAXES......................................................................14
    Section 11.5   DIVIDENDS AND DIVIDEND EQUIVALENTS - AWARDS............................................14
    Section 11.6   CHANGE OF CONTROL......................................................................14
    Section 11.7   AMENDMENTS TO AWARDS...................................................................14
    Section 11.8   REGULATORY APPROVAL AND LISTINGS.......................................................14
    Section 11.9   RIGHT TO CONTINUED EMPLOYMENT..........................................................15
    Section 11.10  NO RIGHT TO CONTINUE AS A DIRECTOR.....................................................15
    Section 11.11  RELIANCE ON REPORTS....................................................................15
    Section 11.12  CONSTRUCTION...........................................................................15
    Section 11.13  GOVERNING LAW..........................................................................15

                                    ARTICLE I

                                     PURPOSE

          SECTION 1.1 PURPOSE. This 1999 Stock Incentive Plan (the "Plan") is established by Fleming Companies, Inc. (the "Company") to create incentives which are designed to motivate participants ("Eligible Associates" and "Eligible Directors") to put forth maximum effort toward the success and growth of the Company and to enable the Company to attract and retain experienced individuals who by their position, ability and diligence are able to make important contributions to the Company's success. Toward these objectives, the Plan provides for the granting of Options and Restricted Stock Awards to Eligible Associates (the "Stock Incentive Feature") and the issuance of Directors' Restricted Stock to Eligible Directors in lieu of his Base Compensation (the "Directors' Stock Feature") subject to the conditions set forth in the Plan.

          SECTION 1.2 ESTABLISHMENT. The Stock Incentive Feature is effective as of November 30, 1998 and for a period of ten years thereafter. The Directors' Stock Feature shall be effective July 1, 1999 and for a period of five and one-half years thereafter. The Plan shall continue in effect until all matters relating to the payment of Awards and the issuance of Directors' Restricted Stock and administration of the Plan have been settled.

          The Plan shall be approved by the holders of a majority of the outstanding shares of Common Stock, present, or represented, and entitled to vote at a meeting called for such purpose, which approval must occur within the period ending twelve months after the date the Plan is adopted by the Board. Pending such approval by the shareholders, Awards of Options under the Stock Incentive Feature may be granted to Eligible Associates, but no such Awards may be exercised prior to receipt of shareholder approval. In the event shareholder approval is not obtained within such twelve-month period, all such Awards shall be void. No Directors' Restricted Stock Awards will be made and no Eligible Director shall receive shares of Directors' Restricted Stock in lieu of his Base Compensation until after the shareholders shall have approved the Plan.

          SECTION 1.3 SHARES SUBJECT TO THE PLAN. Subject to the limitations set forth in the Plan, Awards may be made under this Plan for a total of Two Million Five Hundred Thousand (2,500,000) shares of Common Stock to Eligible Associates and grants of Two Hundred Thousand (200,000) shares of Directors' Restricted Stock to Eligible Directors.

                                   ARTICLE II

                                   DEFINITIONS

          SECTION 2.1 "Accountant" means the office of the Company's independent certified public accountant located in the city where the Company's principal executive offices are located.

          SECTION 2.2 "Award" means, individually or collectively, any Option or Restricted Stock Award granted under the Stock Incentive Feature to an Eligible Associate by the Committee pursuant to such terms, conditions, restrictions, and/or limitations, if any, as the Committee may establish by the Award Agreement or otherwise.

          SECTION 2.3 "Award Agreement" means any written instrument that establishes the terms, conditions, restrictions, and/or limitations applicable to an Award in addition to those established by this Plan and by the Committee's exercise of its administrative powers.

          SECTION 2.4 "Base Compensation" means the annual retainer paid to Eligible Directors under the Directors' Plan.

          SECTION 2.5 "Beneficiary" shall mean that person or persons designated by an Eligible Director in accordance with Section 9.3 who may be entitled to receive such Eligible Director's Directors' Restricted Stock in the event of the death of the Eligible Director.

          SECTION 2.6 "Board" means the Board of Directors of the Company.

          SECTION 2.7 "Change of Control Event" means each of the following:

               (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more (the "Triggering Percentage") of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, in the event the "Incumbent Board" (as such term is hereinafter defined) pursuant to authority granted in any rights agreement to which the Company is a party (the "Rights Agreement") lowers the acquisition threshold percentages set forth in such Rights Agreement, the Triggering Percentage shall be automatically reduced to equal the threshold percentages set pursuant to authority granted to the board in the Rights Agreement; and provided, further, however, that the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (x), (y), and
(z) of subsection (c) of this Section 2.7; or

               (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, appointment or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for purposes of this definition, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

               (c) Approval by the shareholders of the Company of a reorganization, share exchange, merger or consolidation or acquisition of assets of another corporation (a "Business Combination"), in each case, unless, following such Business Combination, (x) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination will beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction will own the Company through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (y) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) will beneficially own, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (z) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination will have been members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

               (d) Approval by the shareholders of the Company of (x) a complete liquidation or dissolution of the Company or, (y) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (A) more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors will be beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) less than 20% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors will be beneficially owned, directly or indirectly, by any Person (excluding any employee benefit plan (or related trust) of the Company or such corporation), except to the extent that such Person owned 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities prior to the sale or disposition, and (C) at least a majority of the members of the board of directors of such corporation will have been members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such sale or other disposition of assets of the Company.

          SECTION 2.8 "Code" means the Internal Revenue Code of 1986, as amended. References in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

          SECTION 2.9 "Committee" shall have the meaning set forth in Section
3.1.

          SECTION 2.10 "Common Stock" means the common stock, par value $2.50 per share, of the Company, and after substitution, such other stock as shall be substituted therefor as provided in Article X.

          SECTION 2.11 "Company" means Fleming Companies, Inc., an Oklahoma corporation.

          SECTION 2.12 "Compensation Committee" means the Compensation and Organization Committee of the Board.

          SECTION 2.13 "Controller" means the controller of the Company duly elected by the Board.

          SECTION 2.14 "Date of Grant" means the date on which the granting of an Award to an Eligible Associate is authorized by the Committee or such later date as may be specified by the Committee in such authorization.

          SECTION 2.15 "Directors' Plan" means the Amended and Restated Directors' Compensation and Stock Equivalent Unit Plan adopted by the Board in February 1997.

          SECTION 2.16 "Directors' Restricted Stock" means shares of Common Stock which an Eligible Director has earned as provided in Article VIII of the Plan.

          SECTION 2.17 "Directors' Restricted Stock Account" shall mean the account of an Eligible Director established with the Escrow Agent under the Escrow.

          SECTION 2.18 "Directors' Restricted Stock Award" shall mean the issuance of Directors' Restricted Stock under Article VIII of the Plan.

          SECTION 2.19 "Directors' Stock Feature" shall have the meaning set forth in Section 1.1.

          SECTION 2.20 "Eligible Associate" means any key associate of the Company or a Subsidiary.

          SECTION 2.21 "Eligible Director" means any member of the Board who is also not an associate of the

Company.

          SECTION 2.22 "Escrow" means that separate arrangement under which Directors' Restricted Stock will be held pending distribution to the Eligible Director on Vesting or as otherwise provided in the Plan.

          SECTION 2.23 "Escrow Agent" means the Secretary.

          SECTION 2.24 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          SECTION 2.25 "Executive Officer Participants" means Participants who are subject to the provisions of Section 16 of the Exchange Act.

          SECTION 2.26 "Fair Market Value" means (A) during such time as the Common Stock is listed upon the New York Stock Exchange or other exchanges or the NASDAQ/National Market System, the average of the highest and lowest sales prices of the Common Stock as reported by such stock exchange or exchanges or the NASDAQ/National Market System on the day for which such value is to be determined, or if no sale of the Common Stock shall have been made on any such stock exchange or the NASDAQ/National Market System that day, on the next preceding day on which there was a sale of such Common Stock or (B) during any such time as the Common Stock is not listed upon an established stock exchange or the NASDAQ/National Market System, the mean between dealer "bid" and "ask" prices of the Common Stock in the over-the-counter market on the day for which such value is to be determined, as reported by the National Association of Securities Dealers, Inc.

          SECTION 2.27 "Fiscal Year" means a year comprised of 13 Periods ending on the last Saturday in December in each such year.

          SECTION 2.28 "GAAP" means Generally Accepted Accounting Principles.

          SECTION 2.29 "Incentive Stock Option" means an Option within the meaning of Section 422 of the Code.

          SECTION 2.30 "Net Earnings From Operations" means the net sales of the Company for the period or duration of the determination, calculated in accordance with GAAP, as applied by the Company on a consistent basis, MINUS the total costs and expenses for such period determined in accordance with GAAP, as applied by the Company on a consistent basis, excluding extraordinary items of revenue and expense and excluding revenue and expense items related to strategic plan implementation.

          SECTION 2.31 "Non-Executive Officer Participants" means Participants who are not subject to the provisions of Section 16 of the Exchange Act.

          SECTION 2.32 "Nonqualified Stock Option" means an Option which is not an Incentive Stock Option.

          SECTION 2.33 "Option" means an Award granted under Article VI of the Plan and includes both Nonqualified Stock Options and Incentive Stock Options to purchase shares of Common Stock.

          SECTION 2.34 "Participant" means an Eligible Associate of the Company or a Subsidiary to whom an Award has been granted by the Committee under the Stock Incentive Feature or an Eligible Director who is entitled to receive Directors' Restricted Stock under the Directors' Stock Feature.

          SECTION 2.35 "Period" means any of 13 periods in any Fiscal Year, each containing four weeks, as established by the Company for accounting purposes.

          SECTION 2.36 "Plan" means Fleming Companies, Inc. 1999 Stock Incentive Plan.

          SECTION 2.37 "Regular Award Committee" means a committee comprised of the Company's chief executive officer and the Company's senior executive officer for human resources.

          SECTION 2.38 "Restricted Stock Award" means an Award granted to an Eligible Associate under Article VII of the Plan.

          SECTION 2.39 "Secretary" means the corporate secretary of the Company duly elected by the Board.

          SECTION 2.40 "Stock Incentive Feature" shall have the meaning set forth in Section 1.1.

          SECTION 2.41 "Subsidiary" shall have the same meaning set forth in
Section 424 of the Code.

          SECTION 2.42 "Termination of Service" means termination of service as a Director under any of the following circumstances:

                    (1) Where the Eligible Director voluntarily resigns or retires;

                    (2) Where the Eligible Director is not re-elected (or elected in the case of an appointed director) to the Board by the shareholders; or

                    (3) Where the Eligible Director dies or is unable to serve as a Director by reason of disability.

          SECTION 2.43 "Vest" or "Vesting" or "Vested" shall have the meaning set forth in Section 8.2(c).


                                   ARTICLE III

                                 ADMINISTRATION

          SECTION 3.1 ADMINISTRATION OF THE PLAN; THE COMMITTEE. For purposes of administration, the Stock Incentive Feature shall be deemed to consist of two separate stock incentive plans, a "Non-Executive Officer Participant Plan" which is limited to Non-Executive Officer Participants and an "Executive Officer Participant Plan" which is limited to Executive Officer Participants. Except for administration and the category of Eligible Associates eligible to receive Awards under the Stock Incentive Feature, the terms of the Non-Executive Officer Participant Plan and the Executive Officer Participant Plan are identical.

          The Non-Executive Officer Participant Plan shall be administered by both the Regular Award Committee and the Compensation Committee. The Regular Award Committee may only act within guidelines established by the Compensation Committee. The Executive Officer Participant Plan and the Directors' Stock Feature shall be administered by the Compensation Committee. With respect to the Non-Executive Officer Participant Plan and to decisions relating to Non-Executive Officer Participants, including the grant of Awards, the term "Committee" shall mean both the Regular Award Committee and the Compensation Committee; and with respect to the Executive Officer Participant Plan and to decisions relating to the Executive Officer Participants, including the granting of Awards, and with respect to any decisions relating to the administration of the Directors' Stock Feature, the term "Committee" shall mean only the Compensation Committee.

          Unless otherwise provided in the by-laws of the Company or the resolutions adopted from time to time by the Board establishing the Committee, the Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, shall be filled by the Board. The Committee shall hold meetings at such times and places as it may determine. A majority of the members of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present or acts reduced to or approved in writing by a majority of the members of the Committee shall be the valid acts of the Committee.

          Subject to the provisions of the Plan, the Committee shall have exclusive power to:

               (a) Select the Eligible Associates to participate in the Stock Incentive Feature and determine the eligibility of Directors to be Eligible Directors and to participate in the Directors' Stock Feature.

               (b) Determine the time or times when Awards will be made.

               (c) Determine the form of an Award, whether an Option or a Restricted Stock Award, the number of shares of Common Stock subject to the Award, all the terms, conditions (including performance requirements), restrictions and/or limitations, if any, of an Award, including the time and conditions of exercise or vesting, and the terms of any Award Agreement, which may include the waiver or amendment of prior terms and conditions or acceleration or early vesting or payment of an Award under certain circumstances determined by the Committee.

               (d) Determine whether Awards will be granted singly or in combination.

               (e) Accelerate the vesting, exercise or payment of an Award and the award of Directors' Restricted Stock or the performance period of an Award when such action or actions would be in the best interest of the Company.

               (f) Take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan.

          SECTION 3.2 COMMITTEE TO MAKE RULES AND INTERPRET PLAN. The Committee in its sole discretion shall have the authority, subject to the provisions of the Plan, to establish, adopt, or revise such rules and regulations and to make all such determinations relating to the Plan as it may deem necessary or advisable for the administration of the Plan. The Committee's interpretation of the Plan or any Awards or the issuance of Directors' Restricted Stock and all decisions and determinations by the Committee with respect to the Plan shall be final, binding, and conclusive on all parties.


                                   ARTICLE IV

              GRANT OF AWARDS; DIRECTORS' RESTRICTED STOCK AWARDS;
                           SHARES SUBJECT TO THE PLAN

          SECTION 4.1 COMMITTEE TO GRANT AWARDS TO ELIGIBLE ASSOCIATES. The Committee may, from time to time, grant Awards to one or more Eligible Associates, provided, however, that:

               (a) Subject to Article X, the aggregate number of shares of Common Stock made subject to the Award of Options to any Eligible Associate in any Fiscal Year of the Company may not exceed 275,000.

               (b) Subject to Article X, in no event shall more than 300,000 shares of Common Stock subject to the Plan be awarded to Eligible Associates as Restricted Stock Awards (the "Restricted Stock Award Limit").

               (c) Any shares of Common Stock related to Awards which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of shares of Common Stock or are exchanged in the Committee's discretion for Awards not involving Common Stock, shall be available again for grant under the Plan and shall not be counted against the Restricted Stock Award Limit.

               (d) Common Stock delivered by the Company in payment of any Award under the Plan may be authorized and unissued Common Stock or Common Stock held in the treasury of the Company.

               (e) The Committee shall, in its sole discretion, determine the manner in which fractional shares arising under this Plan shall be treated.

               (f) The Compensation Committee shall from time to time establish guidelines for the Regular Award Committee regarding the grant of Awards to Eligible Associates.

               (g) Separate certificates representing Common Stock to be delivered to an Eligible Associate Participant upon the exercise of any Option will be issued to such Participant.

          SECTION 4.2 DIRECTORS' RESTRICTED STOCK AWARDS. The issuance of Director's Restricted Stock to Eligible Directors under Article VIII shall be automatic, provided, however, that:

               (a) Subject to Article X, in no event shall more than 200,000 shares of Common Stock subject to the Plan be issued to Eligible Director Participants as Directors' Restricted Stock.

               (b) Any Directors' Restricted Stock Award which is forfeited for any reason including failure to Vest shall be available again for grant under the Plan as Directors' Restricted Stock.

               (c) Common Stock delivered by the Company as Directors' Restricted Stock may be authorized and unissued Common Stock or Common Stock held in the treasury of the Company.

               (d) Separate certificates representing Directors' Restricted Stock shall be delivered to the Eligible Directors upon Vesting.


                                    ARTICLE V

                                   ELIGIBILITY

          Subject to the provisions of the Plan, the Committee shall, from time to time, select from the Eligible Associates those to whom Awards shall be granted and shall determine the type or types of Awards to be made and shall establish in the related Award Agreements the terms, conditions, restrictions and/or limitations, if any, applicable to the Awards in addition to those set forth in the Plan and the administrative rules and regulations issued by the Committee.

          Each Eligible Director shall be entitled to receive Directors' Restricted Stock under Article VIII of the Plan. If an Eligible Director subsequently becomes an associate (employee) of the Company (or any Subsidiary), but does not incur a Termination of Service, such Director shall (a) continue to be a Participant for Directors' Restricted Stock previously issued and (b) cease eligibility with respect to all future issuance of Directors' Restricted Stock.

                                   ARTICLE VI

                                  STOCK OPTIONS

          SECTION 6.1 GRANT OF OPTIONS. The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Options to Eligible Associates. These Options may be Incentive Stock Options or Nonqualified Stock Options, or a combination of both. Each grant of an Option shall be evidenced by an Award Agreement executed by the Company and the Eligible Associate Participant, and shall contain such terms and conditions and be in such form as the Committee may from time to time approve, subject to the requirements of Section 6.2.

          SECTION 6.2 CONDITIONS OF OPTIONS. Each Option so granted shall be subject to the following conditions:

               (a) EXERCISE PRICE. As limited by Section 6.2(e) below, each Option shall state the exercise price which shall be set by the Committee at the Date of Grant; provided, however, no Option shall be granted at an exercise price which is less than the Fair Market Value of the Common Stock on the Date of Grant.

               (b) FORM OF PAYMENT. The exercise price of an Option may be paid
(i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) by delivering shares of Common Stock having a Fair Market Value on the date of payment equal to the amount of the exercise price; or (iii) a combination of the foregoing. In addition to the foregoing, any Option granted under the Plan may be exercised by a broker-dealer acting on behalf of an Eligible Associate Participant if (A) the broker-dealer has received from the Eligible Associate Participant or the Company a notice evidencing the exercise of such Option and instructions signed by the Eligible Associate Participant requesting the Company to deliver the shares of Common Stock subject to such Option to the broker-dealer on behalf of the Eligible Associate Participant and specifying the account into which such shares should be deposited, (B) adequate provision has been made with respect to the payment of any withholding taxes due upon such exercise or, in the case of an Incentive Stock Option, upon the disposition of such shares and (C) the broker-dealer and the Eligible Associate Participant have otherwise complied with Section 220.3(e)(4) of Regulation T, 12 CFR, Part 220 and any successor rules and regulations applicable to such exercise.

               (c) EXERCISE OF OPTIONS. Options granted under the Plan shall be exercisable, in whole or in such installments and at such times, and shall expire at such time, as shall be provided by the Committee in the Award Agreement. Exercise of an Option shall be by written notice to the Secretary two business days in advance of such exercise stating the election to exercise in the form and manner determined by the Committee. Every share of Common Stock acquired through the exercise of an Option shall be deemed to be fully paid at the time of exercise and payment of the exercise price.

               (d) OTHER TERMS AND CONDITIONS. Among other conditions that may be imposed by the Committee, if deemed appropriate, are those relating to (i) the period or periods and the conditions of exercisability of any Option; (ii) the minimum periods during which Participants must be employed by the Company or its Subsidiaries, or must hold Options before they may be exercised; (iii) the minimum periods during which shares acquired upon exercise must be held before sale or transfer shall be permitted; (iv) conditions under which such Options or shares may be subject to forfeiture; (v) the frequency of exercise or the minimum or maximum number of shares that may be acquired at any one time and
(vi) the achievement by the Company of specified performance criteria.

               (e) SPECIAL RESTRICTIONS RELATING TO INCENTIVE STOCK OPTIONS. Options issued in the form of Incentive Stock Options shall, in addition to being subject to all applicable terms, conditions, restrictions and/or limitations established by the Committee, comply with the requirements of
Section 422 of the Code, including, without limitation, the requirement that the exercise price of an Incentive Stock Option not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant, the requirement that each Incentive Stock Option, unless sooner exercised, terminated or cancelled, expire no later than 10 years from its Date of Grant, and the requirement that the aggregate Fair Market Value (determined on the Date of Grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of the Company or any Subsidiary) not exceed $100,000.

               (f) APPLICATION OF FUNDS. The proceeds received by the Company from the sale of Common Stock pursuant to Options will be used for general corporate purposes.

               (g) SHAREHOLDER RIGHTS. No Participant shall have a right as a shareholder with respect to any share of Common Stock subject to an Option prior to purchase of such shares of Common Stock by exercise of the Option.


                                   ARTICLE VII

                             RESTRICTED STOCK AWARDS

          SECTION 7.1 GRANT OF RESTRICTED STOCK AWARDS. The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant a Restricted Stock Award to any Eligible Associate. Restricted Stock Awards shall be awarded in such number and at such times during the term of the Plan as the Committee shall determine. Each Restricted Stock Award may be evidenced in such manner as the Committee deems appropriate, including, without limitation, a book-entry registration or issuance of a stock certificate or certificates, and by an Award Agreement setting forth the terms of such Restricted Stock Award.

          SECTION 7.2 CONDITIONS OF RESTRICTED STOCK AWARDS. The grant of a Restricted Stock Award shall be subject to the following:

               (a) RESTRICTION PERIOD. In addition to any vesting conditions determined by the Committee, including, but not by way of limitation, the achievement by the Company of specified performance criteria, vesting of each Restricted Stock Award shall require the holder to remain in the employment of the Company or a Subsidiary for a prescribed period (a "Restriction Period"). The Committee shall determine the Restriction Period or Periods which shall apply to the shares of Common Stock covered by each Restricted Stock Award or portion thereof; provided, however, all Restricted Stock Awards shall have a minimum Restriction Period of at least one year from the Date of Grant. At the end of the Restriction Period, assuming the fulfillment of any other specified vesting conditions, the restrictions imposed by the Committee shall lapse with respect to the shares of Common Stock covered by the Restricted Stock Award or portion thereof. The Committee may, in its sole discretion, modify or accelerate the vesting of a Restricted Stock Award under such circumstances as it deems appropriate.

               (b) RESTRICTIONS. The holder of a Restricted Stock Award may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the shares of Common Stock represented by the Restricted Stock Award during the applicable Restriction Period. The Committee shall impose such other restrictions and conditions on any shares of Common Stock covered by a Restricted Stock Award as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

               (c) RIGHTS AS SHAREHOLDERS. During any Restriction Period, the Committee may, in its discretion, grant to the holder of a Restricted Stock Award all or any of the rights of a shareholder with respect to the shares, including, but not by way of limitation, the right to vote such shares and to receive dividends. If any dividends or other distributions are paid in shares of Common Stock, all such shares shall be subject to the same restrictions on transferability as the shares of Restricted Stock with respect to which they were paid.

                                  ARTICLE VIII

                     ISSUANCE OF DIRECTORS' RESTRICTED STOCK

          SECTION 8.1 ISSUANCE AND NUMBER OF SHARES OF RESTRICTED STOCK. Each Eligible Director shall receive annually, in lieu of the cash annual retainer and the stock equivalent units payable for services to be rendered by him as a Director of the Company under the Directors' Plan, an award of shares of Company Common Stock with the attributes and restrictions as provided in the Plan (the "Directors' Restricted Stock"). There shall be credited to the Directors' Restricted Stock Account (i) on or about July 1, 1999 1,750 shares of Directors' Restricted Stock for the year 1999 and (ii) 3,500 shares of Directors' Restricted Stock on or about the 15th day of March of each calendar year for a period of 5 years thereafter. Persons who become Eligible Directors during the term of the Directors' Stock Feature by appointment of the Board or election by the shareholders shall receive an award of their pro rata share of Directors' Restricted Stock on or about the 15th day of March next succeeding such appointment or election, determined by multiplying 3,500 by a fraction the numerator of which is the number of days remaining in the year of appointment or election and the denominator of which is 365 except for the year 1999. For the year 1999, persons who become Eligible Directors prior to July 1, 1999 shall be an Eligible Director for all purposes under the Directors Stock Feature. Persons who become Eligible Directors on or after July 1, 1999 and prior to January 1, 2000 shall receive an award of their pro rata share of Directors' Restricted Stock determined by multiplying 1,750 by a fraction the numerator of which is the number of days remaining in the year 1999 from such appointment or election, and the denominator of which is 182. Each award of Directors' Restricted Stock shall contain such terms, restrictions, attributes and conditions as set forth in Section 8.2.

          SECTION 8.2 RESTRICTED STOCK HELD IN ESCROW; VESTING; FORFEITURE. The Committee shall cause a certificate to be delivered to the Escrow Agent (appointed pursuant to Section 8.3 below) registered in the name of the Eligible Director for the total number of shares of Directors' Restricted Stock represented by his award in accordance with the following terms, attributes and conditions:

               (a) CERTIFICATES. Any such certificate shall be legended to indicate that the shares of Directors' Restricted Stock represented by such certificate are subject to the terms and conditions of the Plan.

               (b) DIVIDENDS AND VOTING. All Directors' Restricted Stock held by the Escrow Agent shall constitute issued and outstanding shares of Common Stock of the Company for all corporate purposes, and the Eligible Director shall receive all cash dividends thereon and shall have the right to vote such shares provided that the right to receive such dividends and to vote such shares shall forthwith terminate with respect to unvested shares of Directors' Restricted Stock of any Eligible Director whose grant has been forfeited as provided in this Plan.

               (c) VESTING. With respect to each Eligible Director, shares of Directors' Restricted Stock held by the Escrow Agent shall fully vest and be nonforfeitable on the date which is five years from the date of the award if the Company's Net Earnings From Operations for the 13 full Periods preceding the date of such determination exceed the Company's Net Earnings From Operations for Fiscal Year 1998 by at least 10%, such date being herein sometimes referred to as the date the shares of Directors' Restricted Stock "Vest" or "Vesting" occurs or shares of Directors' Restricted Stock become "Vested." Provided, however, with the consent of the Committee following request by an Eligible Director, the Vesting of shares of Directors' Restricted Stock may be accelerated in whole or in part to the date of an Eligible Director's Termination of Service if the Company's Net Earnings
From Operations for the 13 full Periods preceding his Termination of Service exceed the Company's Net Earnings From Operations for Fiscal Year 1998 by at least 10%. As such Directors' Restricted Stock shall Vest in accordance with this Plan, the Escrow Agent shall deliver to such Participant or his respective Beneficiary (in the case of the Eligible Director's death) certificates representing such Vested shares of Directors' Restricted Stock as provided in Section 9.2. As a condition precedent to delivering a certificate representing shares of Directors' Restricted Stock to the Escrow Agent, the Committee may require each Eligible Director to deliver to the Escrow Agent a duly executed irrevocable stock power or powers (in blank) covering the Directors' Restricted Stock represented by such certificate.

               (d) THE ACCOUNTANT. The Controller of the Company shall determine the Net Earnings From Operations whenever the occasion for such determination is required. Any Eligible Director, however, may request the Committee to engage the Accountant to verify the Controller's determination whose verification or independent determination, as the case may be, shall be conclusive and binding on the Company, the Committee and the Eligible Directors.

               (e) OTHER RESTRICTIONS. In addition to Vesting, while Directors' Restricted Stock is held in Escrow and until such Directors' Restricted Stock has become fully Vested, it shall also be subject to the restrictions set forth in Section 8.4 of the Plan.

               (f) FORFEITURE. Shares of Directors' Restricted Stock which are not Vested in accordance with Section 8.2(c) shall be forfeited and will again become subject to the terms of the Directors' Stock Feature. Certificates representing unvested shares of Directors' Restricted Stock held by the Escrow Agent for the benefit of any Eligible Directors whose grant (to the extent then unvested) has been forfeited shall be returned (together with the related stock power) by the Escrow Agent to the Company.

               (g) SECURITIES LAWS. The Company shall have no liability to issue any Directors' Restricted Stock hereunder unless such Directors' Restricted Stock and issuance thereof comply with all applicable federal or state securities laws and all other applicable laws.

          SECTION 8.3 ESCROW AGENT. The Secretary is hereby designated as the Escrow Agent for the Escrow. The Committee shall have the power to remove the Secretary from the position of Escrow Agent and to appoint a substitute or successor Escrow Agent. The out-of-pocket expenses of the Escrow Agent shall be paid by the Company subject to approval of the Committee. The Escrow Agent shall not be entitled to any fees or commission for such services. The Escrow Agent shall not incur liability for any action taken pursuant to the Plan or any issuance of Directors' Restricted Stock made thereunder so long as the Escrow Agent acts in good faith in accordance with the instructions of the Committee. The Escrow Agent shall disburse all cash dividends he receives to the Eligible Directors and shall hold the Directors' Restricted Stock until the stock has Vested and he is directed by the Committee to deliver such certificates to the Eligible Director.

          SECTION 8.4 RESTRICTIONS ON ALIENATION OF BENEFITS. Directors' Restricted Stock Awards shall not be subject in any manner to garnishment, attachment, anticipation, alienation, sale, transfer, assignment, gift, pledge, encumbrance, disposition, hypothecation, levy, execution or the claims of creditors, either voluntarily or involuntarily, as long as such award has not vested. Any attempt to so garnish, attach, anticipate, alienate, sell, transfer, assign, gift, pledge, encumber, dispose, hypothecate, levy or execute on the same such Directors' Restricted Stock shall be null and void, and neither shall such benefits or beneficial interests be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person to whom such benefits or funds are payable.


                                   ARTICLE IX

               SETTLEMENT OF DIRECTORS' RESTRICTED STOCK ACCOUNTS

          SECTION 9.1 SETTLEMENT OF RESTRICTED STOCK ACCOUNTS. When an Eligible Director's Directors' Restricted Stock is Vested, the Company will settle an Eligible Directors' Restricted Stock Account in the manner described in Section
9.2 as soon as administratively feasible.

          SECTION 9.2 DISTRIBUTION OF DIRECTORS' RESTRICTED STOCK. Each Eligible Director shall specify at the time he becomes an Eligible Director (or in the case of the current Eligible Directors on or prior to July 1, 1999) the name and address of his Beneficiary as required by Section 9.3, which may be changed by the Eligible Directors upon notice to the Committee. Upon Vesting of any shares of Directors' Restricted Stock and upon direction from the Committee, the Escrow Agent shall cause any restrictive legend to be removed from the certificates of Vested Directors' Restricted Stock and new certificates issued in accordance with federal and state securities laws to the Eligible Director (or his Beneficiary).

          SECTION 9.3 BENEFICIARIES. Each Eligible Director may designate, on a form provided by the Committee, one or more Beneficiaries to receive his shares of Directors' Restricted Stock described in Section 8.1 in the event of such Eligible Director's death. The Company may rely upon the beneficiary designation last filed with the Committee, provided that such form was executed by the Eligible Director or his legal representative and filed with the Committee prior to the Eligible Director's death.


                                    ARTICLE X

                                STOCK ADJUSTMENTS

          In the event that the shares of Common Stock, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, stock split, combination of shares or otherwise), or if the number of such shares of Common Stock shall be increased through the payment of a stock dividend, or a dividend on the shares of Common Stock or rights or warrants to purchase securities of the Company shall be made, then there shall be substituted for or added to each share available under and subject to the Plan, and each share theretofore appropriated or thereafter subject or which may become subject to any Award or any Directors' Restricted Stock Award under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged or to which each such share shall be entitled, as the case may be, on a fair and equivalent basis in accordance with the applicable provisions of Section 424 of the Code; provided, however, with respect to Options, in no such event will such adjustment result in a modification of any Option as defined in Section 424(h) of the Code. In the event there shall be any other change in the number or kind of the outstanding shares of Common Stock, or any stock or other securities into which the Common Stock shall have been changed or for which it shall have been exchanged, then if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the shares available under and subject to the Plan, or in any Award, or any Directors' Restricted Stock Award theretofore granted or which may be granted under the Plan, such adjustments shall be made in accordance with such determination, except that no adjustment of the number of shares of Common Stock available under the Plan or to which any Award or any Directors' Restricted Stock Award relates that would otherwise be required shall be made unless and until such adjustment either by itself or with other adjustments not previously made would require an increase or decrease of at least 1% in the number of shares of Common Stock available under the Plan or to which any Award or any Directors' Restricted Stock Award relates immediately prior to the making of such adjustment (the "Minimum Adjustment"). Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment together with other adjustments required by this Article X and not previously made would result in a Minimum Adjustment. Notwithstanding the foregoing, any adjustment required by this Article X which otherwise would not result in a Minimum Adjustment shall be made with respect to shares of Common Stock relating to any Award or any Directors' Restricted Stock Award immediately prior to exercise, payment or settlement of such Award.

          No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.

                                   ARTICLE XI

                                     GENERAL

          SECTION 11.1 AMENDMENT OR TERMINATION OF PLAN. The Board may alter, suspend or terminate the Plan at any time. In addition, the Board may, from time to time, amend the Plan in any manner, but may not without shareholder approval adopt any amendment which would increase the aggregate number of shares of Common Stock available under the Plan (except by operation of Article X) or materially modify the requirements as to eligibility of Eligible Associates or Eligible Directors for participation in the Plan.

          SECTION 11.2 TERMINATION OF EMPLOYMENT; TERMINATION OF SERVICE. If an Eligible Associate's employment with the Company or a Subsidiary terminates for a reason other than death, disability, retirement, or any approved reason, all unexercised, unearned, and/or unpaid Awards, including, but not by way of limitation, Awards earned, but not yet paid, all unpaid dividends and dividend equivalents, and all interest, if any, accrued on the foregoing shall be cancelled or forfeited, as the case may be, unless the Eligible Associate's Award Agreement provides otherwise. The Committee shall (i) determine what events constitute disability, retirement, or termination for an approved reason for purposes of the Plan, and (ii) determine the treatment of a Participant under the Plan in the event of his or her death, disability, retirement, or termination for an approved reason. The Committee shall also determine the method, if any, for accelerating the vesting or exercisability of any Options, or providing for the exercise of any unexercised Options in the event of an Eligible Associate's death, disability, retirement, or termination for an approved reason. In the event an Eligible Associate's employment is terminated due to retirement in accordance with the Company's retirement policies, unless the Eligible Associate's Award Agreement provides otherwise, the Eligible Associate shall have a period of three years following his date of retirement to exercise any Nonqualified Stock Options which are otherwise exercisable on his date of retirement.

               In the event of a Termination of Service by an Eligible Director, the provisions of Section 8.2 of the Plan shall control. The Committee shall determine in its sole discretion when an Eligible Director has voluntarily resigned or retired or is unable to serve as a Director by reason of disability.

          SECTION 11.3 LIMITED TRANSFERABILITY - OPTIONS. The Committee may, in its discretion, authorize all or a portion of the Nonqualified Stock Options to be granted under this Plan to be on terms which permit transfer by the Participant to (i) the ex-spouse of the Participant pursuant to the terms of a domestic relations order, (ii) the spouse, children or grandchildren of the Participant ("Immediate Family Members"), (iii) a trust or trusts for the exclusive benefit of such immediate Family Members, or (iv) a partnership in which such Immediate Family Members are the only partners. In addition (x) there may be no consideration for any such transfer, (y) the stock option agreement pursuant to which such Nonqualified Stock Options are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this paragraph, and (z) subsequent transfers of transferred Nonqualified Stock Options shall be prohibited except as set forth below in this
Section 11.3. Following transfer, any such Nonqualified Stock Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Section 11.2 hereof the term "Participant" shall be deemed to refer to the transferee. The events of termination of employment of Section 11.2 hereof shall continue to be applied with respect to the original Participant, following which the Nonqualified Stock Options shall be exercisable by the transferee only to the extent, and for the periods specified in Section 11.2 hereof. No transfer pursuant to this Section
11.3 shall be effective to bind the Company unless the Company shall have been furnished with written notice of such transfer together with such other documents regarding the transfer as the Committee shall request. In addition, subject to the foregoing provisions of this Section 11.3, Awards shall be transferable only by will or the laws of descent and distribution; however, no such transfer of an Award by the Participant shall be effective to bind the Company unless the Company shall have been furnished with written notice of such transfer and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee of the terms and conditions of such Award.

          SECTION 11.4 WITHHOLDING TAXES. Unless otherwise paid by the Participant, the Company shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Participant to pay to it such tax prior to and as a condition of the making of such payment. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant or an Eligible Director to pay the amount of taxes required by law to be withheld from an Award or Directors' Restricted Stock Award by (i) directing the Company to withhold from any payment of the Award or Directors' Restricted Stock Award a number of shares of Common Stock having a Fair Market Value on the date of payment equal to the amount of the required withholding taxes or (ii) delivering to the Company previously owned shares of Common Stock having a Fair Market Value on the date of payment equal to the amount of the required withholding taxes.

          SECTION 11.5 DIVIDENDS AND DIVIDEND EQUIVALENTS - AWARDS. The Committee may choose, at the time of the grant of any Award or any time thereafter up to the time of payment of such Award, to include as part of such Award an entitlement to receive dividends or dividend equivalents subject to such terms, conditions, restrictions, and/or limitations, if any, as the Committee may establish. Dividends and dividend equivalents granted hereunder shall be paid in such form and manner (i.e., lump sum or installments), and at such time as the Committee shall determine. All dividends or dividend equivalents which are not paid currently may, at the Committee's discretion, accrue interest.

          SECTION 11.6 CHANGE OF CONTROL. Awards granted under the Plan to any Eligible Associate may, in the discretion of the Committee, provide that such Awards shall be immediately vested, fully earned and exercisable upon the occurrence of a Change of Control Event. Directors' Restricted Stock Awards shall immediately vest upon the occurrence of a Change of Control Event without the action or intervention of the Committee.

          SECTION 11.7 AMENDMENTS TO AWARDS. The Committee may at any time unilaterally amend the terms of any Award Agreement, whether or not presently exercisable or vested, to the extent it deems appropriate; provided, however, that any such amendment which is adverse to the Participant shall require the Participant's consent.

          SECTION 11.8 REGULATORY APPROVAL AND LISTINGS. The Company shall use its best efforts to file with the Securities and Exchange Commission as soon as practicable following approval by the shareholders of the Company of the Plan as provided in Section 1.2 of the Plan, and keep continuously effectively, a Registration Statement on Form S-8 with respect to shares of Common Stock subject to Awards and Directors' Restricted Stock Awards hereunder. Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue or deliver certificates representing shares of Common Stock under this Plan prior to:

               (a) the obtaining of any approval from, or satisfaction of any waiting period or other condition imposed by, any governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable;

               (b) the admission of such shares to listing on the stock exchange on which the Common Stock may be listed; and

               (c) the completion of any registration or other qualification of such shares under any state or Federal law or ruling of any governmental body which the Committee shall, in its sole discretion, determine to be necessary or advisable.

          SECTION 11.9 RIGHT TO CONTINUED EMPLOYMENT. Participation in the Plan shall not give any Eligible Associate any right to remain in the employ of the Company or any Subsidiary. The Company or, in the case of employment with a Subsidiary, the Subsidiary reserves the right to terminate any Eligible Associate at any time. Further, the adoption of this Plan shall not be deemed to give any Eligible Associate or any other individual any right to be selected as a Participant or to be granted an Award.

          SECTION 11.10 NO RIGHT TO CONTINUE AS A DIRECTOR. Nothing contained in this Plan will confer upon an Eligible Director any right to continue to serve as a Director.

          SECTION 11.11 RELIANCE ON REPORTS. Each member of the Committee and each member of the Board shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and its Subsidiaries and upon any other information furnished in connection with the Plan by any person or persons other than himself. In no event shall any person who is or shall have been a member of the Committee or of the Board be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.

          SECTION 11.12 CONSTRUCTION. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in the Plan are for the convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

          SECTION 11.13 GOVERNING LAW. The Plan shall be governed by and construed in accordance with the laws of the State of Oklahoma except as superseded by applicable Federal law.